Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value $0.00001 per share of Endeavor Group Holdings, Inc, a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as dated below.

GIC PRIVATE LIMITED

By:	/s/ Diane Liang Weishan
Name:	Diane Liang Weishan
Title:	Senior Vice President
Date:	February 8, 2022

By:	/s/ Toh Tze Meng
Name:	Toh Tze Meng
Title:	Senior Vice President
Date:	February 8, 2022

GIC SPECIAL INVESTMENTS PRIVATE LIMITED

By:	/s/ Chan Hoe Yin
Name:	Chan Hoe Yin
Title:	Director
Date:	February 8, 2022

JASMINE VENTURES PTE LTD.

By:	/s/ Ankur Meattle
Name:	Ankur Meattle
Title:	Director
Date:	February 8, 2022